UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2007

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2007, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Steven H. Benrubi, as Executive Vice President and Chief Financial Officer of the Company, effective as of September 21, 2007 (the “Effective Date”). It was also announced that John Luttrell, the Company’s current Executive Vice President and Chief Financial Officer, will resign from his positions effective as of the Effective Date.

Since June 2005, Mr. Benrubi has served as the Company’s Vice President and Corporate Controller. Immediately prior to that, from August 2003, he served as Vice President and Controller of CKE Restaurants, Inc., the parent company of several fast food restaurant chains including Carl’s Jr. and Hardee’s. Prior to his employment with CKE Restaurants, Inc., Mr. Benrubi served as Treasurer of Champion Enterprises, Inc. Mr. Benrubi received his Bachelor of Arts Degree with a major in Accounting from Hillsdale College.

General Terms of the Employment Agreement

On September 19, 2007, the Company and Mr. Benrubi entered into an Employment Agreement (the “Employment Agreement”) setting forth the terms of Mr. Benrubi’s employment with the Company as its Executive Vice President and Chief Financial Officer, effective as of the Effective Date.

The Employment Agreement sets forth the terms of Mr. Benrubi’s employment, including: (i) a base salary of $300,000 and (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of up to 50% of Mr. Benrubi’s base salary. In the event Mr. Benrubi is terminated without “Cause” (as defined in the Employment Agreement) or he terminates his employment for “Good Reason” (as defined in the Employment Agreement) within the first three years of the Effective Date, he shall be entitled to receive a severance payment equivalent to one year’s base salary. This severance payment will be paid in equal bimonthly installments payable over twelve months. In the event Mr. Benrubi’s employment is terminated with Cause within three years of his employment, or with or without Cause on or after the third anniversary of the Effective Date, Mr. Benrubi will not be entitled to severance pay.

On the Effective Date, Mr. Benrubi will be granted options to acquire up to 60,000 shares of Class A common stock of the Company. The options will be priced at the greater of (x) the closing price on the Effective Date and (y) the volume weighted average 30 day market price of the Class A stock ending on and including the Effective Date. The options will vest in three equal tranches beginning on the first anniversary of the Effective Date.

In addition, on the Effective Date, Mr. Benrubi will be granted 90,000 restricted shares of the Company’s Class A common stock. The restricted shares will vest in three equal tranches beginning on the first anniversary of the Effective Date.

The options and restricted stock granted to Mr. Benrubi shall be subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan, as amended, and the related award agreements.

Additional Benefits

Mr. Benrubi will be entitled to participate in all employee benefit plans or programs of the Company, generally available to any of its senior level executive employees.

* * *

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by the full Employment Agreement which is filed herewith as Exhibit 10.1. A copy of the press release appears as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell company transactions

Not Applicable.

(d)	Exhibits.

10.1	Employment Agreement entered into between the Company and Mr. Benrubi.

99.1	Press release, dated September 11, 2007, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: September 20, 2007	By:	/s/ JOEL N. WALLER
	Name:	Joel N. Waller
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement entered into between the Company and Mr. Benrubi.

99.1	Press Release, dated September 11, 2007, issued by the Company